UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2008

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 22, 2008, Sequenom, Inc. (“Sequenom”) entered into an Asset Purchase Agreement (the “Agreement”) by and among Sequenom, Sequenom Center for Molecular Medicine, LLC, a Michigan limited liability company and a wholly owned subsidiary of Sequenom (the “Purchaser”), the Center for Molecular Medicine, a Michigan nonprofit corporation (the “Seller”), VAI Innovations, LLC, a Michigan limited liability company (“VAI”) and Spectrum Health Hospitals (“Spectrum”), pursuant to which the Purchaser has agreed to acquire certain assets from the Seller related to the Seller’s business in advanced molecular pathology laboratory services relating to diagnostics, translational research and clinical trials. Under the terms of the Agreement, Sequenom will pay to the Seller $4 million, less all cash and cash equivalents of the Seller (the “Purchase Price”). Ninety percent of the Purchase Price will be comprised of shares of Sequenom Common Stock to be issued to the Seller at the closing of the transaction, and ten percent of the Purchase Price will be comprised of cash to be deposited into an escrow account. The shares of Sequenom Common Stock to be issued to the Seller will be issued pursuant Section 4(2) and Rule 506 of the Securities Act of 1933, as amended (the “Act”), and such shares of Common Stock will not be eligible for resale in accordance with Rule 144 under the Act until six months following the closing of the transaction. The escrow account will remain in place for 18 months following the closing of the transaction to satisfy potential indemnification claims by Sequenom and the Purchaser.

Assets to be sold pursuant to the Agreement include, among other things: accounts receivables; prepaid expenses; office equipment, clinical testing machinery and other fixed assets related to the Seller’s business; certificates, licenses and permits relating to the operation of the Seller’s business; rights to contracts related to the Seller’s business; computer programs used by the Seller in the operation of its business; rights to future fees, renewals and commissions of the Seller; intangible rights and goodwill of the Seller’s business; intellectual property, trade secrets and other general intangibles associated with the Seller’s business; and advertising and marketing materials related to the Seller’s business. The Agreement contains various representations and warranties of Sequenom, the Purchaser, the Seller, VAI and Spectrum. Subject to certain exceptions and other provisions, each party has agreed to indemnify the other for breaches of representations and warranties, breaches of covenants and certain other matters.

The closing is subject to the satisfaction or waiver of a number of closing conditions, including, among others, the accuracy of representations and warranties, compliance with covenants in the Agreement, satisfactory completion of Sequenom’s due diligence review, receipt of necessary governmental approvals and receipt of necessary third party consents.

The Agreement may be terminated (i) by mutual written consent, (ii) by either party if the closing of the transaction has not taken place by December 31, 2008, (iii) by either party in the event that the other party materially breaches the Agreement (subject to a right to cure) and (iv) by either party in the event that the other party fails to satisfy its closing conditions.

On September 23, 2008, Sequenom announced additional positive results from screening studies using Sequenom’s noninvasive circulating cell-free fetal nucleic acid SEQureDx™ Technology, which enables the detection of fetal aneuploidy, including Down syndrome, from maternal blood. Sequenom reported that data from blinded studies performed at Sequenom involving 219 new clinical samples collected prospectively showed that its proprietary test for Down syndrome correctly identified 100% of all Down syndrome samples without any false-positive outcomes. Sequenom’s test demonstrated complete concordance with clinical results in both first and second trimester samples and its ability to correctly identify a Down syndrome positive sample in the first trimester. Sequenom reported that population coverage for the test should increase to greater than 95% of the U.S. population. Sequenom plans to continue its current development activities through the end of 2008, at which time Sequenom will initiate a multi-site 3,000 to 5,000-sample laboratory developed test validation study, which is expected to be completed and submitted for publication at the time of the anticipated commercial launch of the test in June 2009.

Forward Looking Statements

Except for historical information contained in this current report, the matters set forth in this current report, including statements regarding the anticipated closing of the acquisition of assets from the Center of Molecular Medicine and the future performance, initiation of a multi-site validation study and launching of a Down syndrome test as a laboratory developed test, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties related to asset acquisition transactions, clinical studies, product commercialization efforts and regulatory approvals, and other risks and uncertainties described from time to time in Sequenom’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007 and subsequent filings. These forward-looking statements are based on current information that is likely to change and speak only as of the date hereof. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. All forward-looking statements are qualified in their entirety by this cautionary statement, and Sequenom undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: September 25, 2008	By:	/s/ Clarke Neumann
Clarke Neumann
Vice President and General Counsel